Exhibit 99.1

Contacts:

At Cambridge Heart:	Media:	Investor Relations:
Vincenzo LiCausi	KOGS Communication	Allen & Caron
Chief Financial Officer	Edna Kaplan	Matt H. Clawson
(978) 654-7600 x 6645	(781) 639-1910	(949) 474-4300
vincenzol@cambridgeheart.com	kaplan@kogspr.com	matt@allencaron.com

CAMBRIDGE HEART REPORTS RESULTS FOR FIRST QUARTER 2010

Tewksbury, Mass., May 17, 2010 – Cambridge Heart, Inc. (OTCBB: CAMH), today reported results for its first quarter ended March 31, 2010. Full financial statements and corresponding commentary can be found in the Company’s Form 10-Q, which is expected to be filed with the Securities and Exchange Commission on May 17, 2010. The following financial and strategic milestones highlight the first quarter and subsequent weeks:

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Revenue – Revenue for the first quarter was $658,000, compared to $805,000 in the fourth quarter of 2009. The Company believes the decrease in revenue is due to ongoing weakness in the sales of medical equipment in general, limited scope of distribution, and the continued uncertainty around certain global reductions in reimbursement, resulting in delayed physician purchasing decisions. A total of eight Heartwave II systems were sold or placed domestically in the first quarter.

•

MTWA Module Distribution Update – In April 2010, the Company received clearance from the U.S. Food and Drug Administration (FDA) to begin marketing its Microvolt T-Wave Alternans (MTWA) OEM module. This FDA 510(k) clearance allows the Company to begin marketing the MTWA OEM module integrated with the Q-Stress line of stress systems manufactured by Cardiac Science Corporation, Inc. The Company has begun to work with Cardiac Science on sales training and marketing materials and expects to launch the product in the third quarter of this year.

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Financing – The Company has notified the investors in the December 2009 Series D Convertible Preferred Stock financing that it is exercising its right to call all previously unexercised five-year warrants to purchase shares of the Company’s common stock issued to the investors in connection with the Series D financing (the “Long-Term Warrants”). Assuming the Series D investors exercise all of the Long-Term Warrants, the Company would receive $962,000 of additional capital, $208,000 of which has previously been received by the Company in connection with the exercise of certain Long- Term Warrants. The Long-Term Warrants give the Series D investors the right to purchase an aggregate of 6,775,611 of shares of common stock, at an exercise price of $0.142 per share. The shares of common stock to be issued by the Company upon exercise of the Long-Term Warrants are subject to customary restrictions on the transfer of securities issued in a private placement under the federal securities laws.

In addition, the Company has received proceeds of $261,000 from the exercise of Short-Term Warrants by two Series D investors who, as noted above, also have exercised their Long-Term Warrants.

•	Cash Expense Reductions – In order to reduce cash expenditures, in March 2010, the Company made effective the following cuts:

•	Replaced 10 percent of senior management’s salaries and 100 percent of senior management’s 2009 earned cash bonuses with options to purchase shares of common stock of the Company;

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Reduced the annual retainer paid to non-employee directors and eliminated per meeting fees, which is expected to reduce board-related cash compensation by 50 percent. In recognition of this reduction in fees, each non-employee director was issued options to purchase shares of common stock of the Company.

Commenting on the results of the quarter and recent events, Cambridge Heart CEO Ali Haghighi-Mood said, “The FDA clearance of our MTWA OEM module highlighted the first quarter and brings us one step closer to launching that device, which we believe will positively impact our financial results once it is on the market later this year.” Mr. Haghighi-Mood added, “In the meantime, we are hopeful that legislation will be enacted in the near term to resolve some of the uncertainty surrounding reimbursement that has negatively impacted the sales of our MTWA systems.”

Financial Results for the first quarter ended March 31, 2010

Total revenue for the first quarter ended March 31, 2010 was $658,000, a decrease of 21% from total revenue of $836,000 reported during the same period of 2009. The revenue compared to the 2009 period was adversely impacted by ongoing weakness in the sales of medical equipment in general, our limited scope of distribution, and the continued uncertainty around certain reductions in reimbursement.

Cost of sales for the first quarter of 2010 was $510,000 (which includes a $102,000 charge to reserve for potentially excess inventory) compared to $493,000 in the same period in 2009. The reserve is based on the uncertainty that the Company will realize the full value of the existing inventory over the next 12 months. The inventory was built up in order to satisfy our contractual obligations under the former co-marketing agreement with St. Jude Medical.

Selling, general and administrative expenses for the first quarter of 2010 were $1,451,000, a decrease of $982,000, or 40%, compared to $2,433,000 in the first quarter of 2009. The decrease in SG&A expense is primarily driven by the reduction in headcount in March 2009, lower consultative and advisory expenses, and lower variable selling expenses as a result of lower sales of commissionable products in the U.S.

The operating loss for the first quarter of 2010 was $1,450,000, compared to an operating loss of $2,165,000 for the same period last year. Included in the operating loss for the first quarter of 2010 was $394,000 of non-cash stock-based compensation expense, and a $102,000 reserve for potentially excess inventory. The net loss for the quarter was $1,451,000 or $0.02 per share, compared to a net loss of $2,155,000, or $0.03 per share, in the comparable 2009 period.

The Company ended the first quarter with cash and cash equivalents of $2,228,000. The cash used by operations was $1,049,000 for the quarter ended March 31, 2010. The Company believes that the existing resources and currently projected financial results, which include sales of the MTWA Module and Micro-V Alternans Sensors to Cardiac Science and the exercise of the Long-Term Warrants, are sufficient to fund operations through December 31, 2010. The projections do not include the potential additional proceeds of up to $947,000 from the exercise of the previously unexercised Short-Term Warrants that were issued in connection with the Series D Private Placement.

The Company currently has a total of 92.6 million shares of common stock and common stock equivalents issued and outstanding, including the effect of converting the Series C-1 preferred stock and the Series D preferred stock into shares of common stock. In addition, there are options and warrants outstanding to purchase 27 million shares of common stock, bringing the fully diluted share count to 119.7 million shares of common stock.

Questions can be directed to the Company’s management or its investor relations firm at the contact numbers noted above.

About Cambridge Heart, Inc.

Cambridge Heart develops and commercializes non-invasive diagnostic tests for cardiac disease, with a focus on identifying those at risk for sudden cardiac arrest (SCA). The Company’s products incorporate proprietary Microvolt T-Wave Alternans™ measurement technologies, including the patented Analytic Spectral Method® and ultrasensitive disposable electrode sensors. The Company’s MTWA test, originally based on research conducted at the Massachusetts Institute of Technology, is reimbursed by Medicare under its National Coverage Policy.

Cambridge Heart, founded in 1990, is based in Tewksbury, MA. It is traded on the Over-The-Counter Bulletin Board (OTCBB) under the symbol CAMH.OB. http://www.cambridgeheart.com.

Statements contained in this press release that are not purely historical are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In some cases, we use words such as “believes”, “expects”, “anticipates”, “plans”, “estimates”, “could”, and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements about the Company’s expected launch of the MTWA Module, the Company’s expected reductions in operating expenses, and the Company’s belief that existing resources and currently projected financial results are sufficient to fund operations through December 31, 2010. Actual results may differ materially from those indicated by these forward-looking statements. Material deviations from our current operating plan, including a delay in gaining FDA clearance for the MTWA Module, a delay in launching the MTWA Module with Cardiac Science, lower than expected sales to Cardiac Science, lower than expected sales of our Heartwave II System, may cause or contribute to such differences. Other factors that may cause or contribute to such differences include failure to achieve broad market acceptance of the Company’s MTWA technology, failure of our sales and marketing organization to market our products effectively, inability to hire and retain qualified clinical applications specialists in the Company’s target markets, failure to obtain or maintain adequate levels of first-party reimbursement for use of the Company’s MTWA test, customer delays in making final buying decisions, decreased demand for the Company’s products, failure to obtain funding necessary to fund operations and to develop or enhance our technology, adverse results in future clinical studies of our technology, failure to obtain or maintain patent protection for our technology and other factors identified in our most recent Annual Report on Form 10-K under “Risk Factors”, which is on file with the SEC and available at www.EDGAR.com. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so except as may be legally necessary, even if our estimates should change.

-Financial information follows-

Cambridge Heart, Inc.

Financial Highlights

Statement of Operations	Three months ended March 31,
	2009	2010
	(unaudited)	(unaudited)

Revenue	$835,522	$658,312

Cost of goods sold	492,810	509,625

Gross profit	$342,712	$148,687

Costs and expenses
Research and development	74,448	148,395
Selling, general and administrative	2,432,955	1,450,630

Total operating expenses	$2,507,403	$1,599,025

Loss from operations	$(2,164,691)	$(1,450,338)

Interest income	11,689	58
Interest expense	(2,064)	(1,193)

Net loss	$(2,155,066)	$(1,451,473)

Net loss per common share - basic and diluted	$(0.03)	$(0.02)

Weighted average shares outstanding - basic and diluted	64,543,021	65,295,640

	December 31,	March 31,
Balance Sheet	2009	2010
	(unaudited)	(unaudited)

Assets
Cash and cash equivalents	$3,159,468	$2,227,509
Restricted cash, current portion	100,000	100,000
Accounts receivable, net	458,887	444,895
Inventory, net	1,152,620	990,530
Other prepaid assets	118,312	147,284

Total current assets	4,989,287	3,910,218

Fixed assets, net	239,970	238,206
Restricted cash, net current portion	400,000	300,000
Other assets	42,655	53,996

Total assets	$5,671,912	$4,502,420

Liabilities and stockholders’ deficit
Accounts payable and accrued expenses	$1,500,431	$1,261,427
Current portion of capital lease obligation	13,571	4,032

Total current liabilities	1,514,002	1,265,459
Capital lease obligation, net of current portion	13,551	32,592

Total liabilities	$1,527,553	$1,298,051

Convertible preferred stock	$12,870,613	$12,870,613

Stockholders’ deficit
Common stock	64,905	65,872
Additional paid-in-capital	87,201,360	87,711,876
Accumulated deficit	(95,992,519)	(97,443,992)

Total stockholders’ deficit	(8,726,254)	(9,666,244)

Total liabilities and stockholders’ deficit	$5,671,912	$4,502,420

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